Exhibit 99.1

ILLR Secures Nasdaq Listing Extension with Clear Path to Full Compliance

Los Angeles, Dec. 09, 2025 (GLOBE NEWSWIRE) -- Triller Group Inc. (Nasdaq: ILLR) (“Triller Group”, or “the Company”) announced today that the Nasdaq Hearings Panel has granted an extension period for the Company to regain compliance with its listing requirements on The Nasdaq Stock Market.

Following a hearing held on November 25, 2025, the Panel has granted Triller an exception period subject to the Company satisfying the following conditions:

●	File its 2024 Form 10-K and delinquent Forms 10-Q for the quarters ended March 31, June 30, and September 30, 2025 on or before December 24, 2025;

●	Regain compliance with the $1.00 minimum bid-price requirement on or before February 27, 2026; and

●	File its 2025 Form 10-K on or before March 31, 2026.

The Company appreciates the Panel’s acknowledgement of the substantial progress achieved since the October 2024 business combination and is committed to meeting all stipulated conditions.

The Company continues to advance its integrated creator-economy platform across its three core pillars: the forthcoming Triller app relaunch, combat-sports content and streaming, and financial-technology services. Further updates will be provided soon.

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About Triller Group Inc.

Nasdaq: ILLR. Triller Group Inc. is a diversified US-based technology and media company operating two primary verticals:

●	Triller App – a next-generation, AI-driven social media and live-streaming platform that blends music, fashion, sports, and pop culture.

●	AGBA Group – a Hong Kong-based fintech and financial services group offering machine-learning-driven consumer finance and healthcare solutions to over 400,000 clients across Asia.

Safe Harbor Statement

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following: the Company’s ability to regain compliance with the continued listing requirements of Nasdaq, the Company’s goals and strategies; the Company’s future business development; product and service demand and acceptance; changes in technology; economic conditions; the outcome of any legal proceedings that may be instituted against us following the consummation of the business combination; expectations regarding our strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities; reputation and brand; the impact of competition and pricing; government regulations; fluctuations in general economic and business conditions in Hong Kong and the international markets the Company plans to serve and assumptions underlying or related to any of the foregoing and other risks contained in reports filed by the Company with the SEC, the length and severity of the recent coronavirus outbreak, including its impacts across our business and operations. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward–looking statements to reflect events or circumstances that arise after the date hereof.

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Investor & Media Relations:

Bethany Lai

Bethany.lai@Agba.com